Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of February 13, 2018 (this “Agreement”), is entered into by and between Kemper Corporation, a Delaware corporation (“Parent”), and the undersigned shareholder of the Company (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, Parent, Vulcan Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”), are contemplating entering into an Agreement and Plan of Merger (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, as an inducement to and condition of Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, they are requiring that the Shareholder enter into this Agreement, and the Shareholder desires to induce Parent and Merger Sub to enter into the Merger Agreement; and

WHEREAS, as of the date of this Agreement, the Shareholder has the power to vote and dispose of all of the shares of common stock of the Company, $0.01 par value per share, of which the Shareholder is the beneficial or record owner and all additional equity securities and equity interests of the Company of which the Shareholder acquires beneficial or record ownership during the period from the date of this Agreement through the Termination Date (including by way of bonus issue, share dividend or distribution, sub-division, recapitalization, consolidation, exchange of shares and the like) (the “Shares”).

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound by this Agreement, the parties hereto agree as follows:

1. Certain Covenants.

1.1 Voting Agreement. From and after the date of this Agreement until the Termination Date, the Shareholder hereby irrevocably and unconditionally covenants and agrees that at any meeting of the shareholders of the Company (whether annual or special) or at any adjournment or postponement thereof upon which a vote or other approval is sought, the Shareholder shall: (i) appear at such meeting or otherwise cause all of the Shareholder’s Shares to be counted as present thereat for the purpose of establishing a quorum whether in person or by proxy; and (ii) vote or cause to be voted, in person or by proxy, all of the Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any Company Acquisition Proposal or any other extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or sale or transfer of all or substantially all of the assets or securities of the Company or any of its material Subsidiaries and (D) against any other proposal, action or transaction that would reasonably be expected to materially impede, frustrate, prevent or nullify the Merger or the Merger Agreement. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of the Shareholder to vote in favor of, against or abstain with respect to any other matters presented to the Company’s shareholders, and under no circumstance shall Shareholder be obligated to vote in favor of a Fundamental Amendment.

1.2 Restrictions on Transfer. The Shareholder hereby covenants and agrees that from and after the date of this Agreement until the Termination Date, the Shareholder will not (a) directly or indirectly Transfer (or cause or permit the transfer of) any Shares, or limit the Shareholder’s right to vote the Shares, or agree to do any of the foregoing; (b) knowingly take any action that is, individually or in the aggregate, reasonably likely to prevent or materially impair or delay the Shareholder’s ability to satisfy its obligations under this Agreement or (c) take any action that would make any of the Shareholder’s representations or warranties contained in this Agreement untrue or incorrect or prevent or materially impair or delay the Shareholder from performing the Shareholder’s obligations under this Agreement. Notwithstanding the foregoing, the following Transfers are permitted: (i) Transfers of Shares (A) by will, (B) for estate planning purposes, (C) for charitable purposes or as charitable gifts or donations or (D) to the extent necessary to (1) fund a tax liability arising from the exercise or vesting of any equity incentives in the Company held by Shareholder, including any withholding obligations, (2) effect any net settlement or (3) pay the exercise price in respect, of any such equity incentives and (ii) Transfers of Shares with Parent’s prior written consent. For purposes hereof, “Transfer” shall mean, with respect to a Share, to, directly or indirectly, (i) sell, pledge, encumber, exchange, assign, grant an option with respect to, transfer, tender or otherwise dispose of such Share or any interest in such Share (including by gift, merger or operation of law), (ii) enter into any Contract providing for the sale of, pledge of, encumbrance of, exchange of, assignment of, grant of an option with respect to, transfer, tender of or other disposition of such Share or any interest therein (including by gift, merger or operation of law) or (iii) enter into, renew or maintain any put equivalent position (as defined in Rule 16a-1 under the Exchange Act) for the purpose of hedging economic exposure to such Share, excluding from this clause (iii) any put equivalent position entered into prior to the date of this Agreement.

1.3 No Solicitation. Prior to the Expiration Date, the Shareholder shall not take any action that would be a breach of Sections 5.3(a) or (b) of the Merger Agreement if taken by the Company. Notwithstanding the foregoing, the Shareholder and its Affiliates and their respective Representatives, in their capacity as Representatives of the Company, shall be entitled to take an action (or omit to take an action) to the extent the Company’s Representatives would be permitted to take such action (or omit to take such action) pursuant to Section 5.3 of the Merger Agreement.

1.4 Certain Events. This Agreement and the obligations hereunder will attach to the Shares and will be binding upon any Person to whom or which legal or beneficial ownership of any or all of the Shares passes, whether by operation of applicable Law or otherwise, including, as applicable, the Shareholder’s heirs, legal representatives, successors and assigns. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, the Shareholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Termination Date and shall not apply to any Transfer that is permitted hereunder.

1.5 Appraisal Rights. The Shareholder hereby waives, to the fullest extent permitted by Law, and agrees not to assert any rights of appraisal or any dissenters’ rights that (whether under applicable Law or otherwise) the Shareholder may have or could potentially have or acquire in connection with the Merger in respect of the Shares.

1.6 Disclosure. The Shareholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission (the “SEC”), NASDAQ, the NYSE or any other national securities exchange and, to the extent required by applicable Law, the Form S-4 and Joint Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise required by Law, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement.

1.7 Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except for this Agreement, the Shareholder shall not (a) any time prior to the Termination Date, enter into any voting agreement, voting trust or similar agreement or arrangement with respect to the Shares that is inconsistent with this Agreement and (b) grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.

1.8 Further Assurances. From time to time and without additional consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the intent of this Agreement.

1.9 Irrevocable Proxy. Subject to the last sentence of Section 1.1 above, prior to the Termination Date, solely in the event of a failure by the Shareholder to act in accordance with Shareholder’s obligations at to voting pursuant to Section 1.1 no later than the third Business Day prior to any meeting at which shareholders of the Company will consider and vote on any of the matters described in Section 1.1, the Shareholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as the Shareholder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 1701.48 of the Ohio General Corporation Law), for and in the name, place and stead of the Shareholder, to vote the Shares, or grant a consent or approval in respect of the Shares, in a manner consistent with this Agreement. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.9 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may be revoked only under the circumstances set forth in the last sentence of this Section 1.9. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law. The Shareholder shall, upon written request by Parent, as promptly as practicable execute and deliver to Parent a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 1.9. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by the Shareholder, upon the Termination Date and Parent may terminate any proxy granted pursuant to this Section 1.9 at any time at its sole discretion by written notice to the Shareholder.

2. Representations and Warranties of the Shareholder. The Shareholder by this Agreement represents and warrants to Parent, as of the date hereof, that:

2.1 Ownership. The Shares are, and prior to the Effective Time the Shares will be, beneficially owned by the Shareholder, free and clear of any Liens of any nature whatsoever, except for (a) restrictions on transfer under securities Laws and (b) those created by this Agreement. The Shareholder does not own, beneficially or otherwise, any securities of the Company other than the Shares as of the date of this Agreement.

2.2 Sole Power. The Shareholder has, and at all times through the Effective Time will have, sole voting power with respect to the matters set forth in this Agreement, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Shares.

2.3 Organization. If an entity, the Shareholder is an entity duly existing under the laws of its jurisdiction of incorporation, organization or formation.

2.4 Authorization. The Shareholder, if an entity, has all necessary power and authority or, if an individual, has legal right and capacity to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Shareholder and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of the Shareholder, and no other proceedings on the part of the Shareholder or any Affiliate thereof are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms (except to the extent that enforceability (a) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting or relating to creditors’ rights generally (whether now or hereafter in effect) and (b) is subject to general principles of equity).

2.5 No Violation; Consents. The execution, delivery and performance of this Agreement by the Shareholder do not and will not, and the consummation by the Shareholder of the transactions contemplated by this Agreement will not, with or without notice or lapse of time, or both, conflict with or violate (a) any Law applicable to the Shareholder or by which any of the Shareholder’s property or assets is bound, (b) any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Shareholder or by which the Shareholder’s property or assets are bound, (c) any Contract to which the Shareholder is a party or by which the Shareholder may be bound, except for violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to (x) in any material respect impair or adversely affect the ability of the Shareholder to perform its obligations under this Agreement or (y) prevent or materially delay or adversely affect the consummation of the Merger, or (d) in the event the Shareholder is an entity, the Shareholder’s certificate of incorporation or bylaws (or comparable governing documents). The Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Shares. The execution and delivery of this Agreement by the Shareholder do not and will not require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (1) compliance with the applicable requirements of the Securities Act and the Exchange Act and (2) compliance with any applicable international, federal or state securities or “blue sky” Laws.

2.6 Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained in this Agreement.

2.7 The Shareholder Has Adequate Information. The Shareholder is a sophisticated seller with respect to the Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has independently, without reliance upon Parent, and based on such information as the Shareholder has deemed appropriate, made the Shareholder’s own analysis and decision to enter into this Agreement.

2.8 No Litigation. There are no Actions pending or, to the knowledge of the Shareholder, threatened against the Shareholder or its Affiliates, or any Judgement to which the Shareholder or its Affiliates is subject to, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to (a) in any material respect impair or adversely affect the ability of the Shareholder to perform its obligations under this Agreement or (b) prevent or materially delay or adversely affect the consummation of the Merger.

2.9 Form S-4 and Joint Proxy Statement. None of the information supplied or to be supplied by the Shareholder individually for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (b) the Joint Proxy Statement will, at the time it is first mailed to the Shareholder, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

2.10 No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Shareholder in his, her or its capacity as a shareholder of the Company.

3. Representations and Warranties of Parent. Parent by this Agreement represents and warrants to the Shareholder, as of the date hereof, that:

3.1 Authorization. Parent has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of Parent, and no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Shareholder, this Agreement constitutes a valid and binding obligation of the Shareholder, enforceable against Parent in accordance with its terms (except to the extent that enforceability (a) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting or relating to creditors’ rights generally (whether now or hereafter in effect) and (b) is subject to general principles of equity).

3.2 No Violation; Consents. The execution, delivery and performance of this Agreement by Parent do not and will not, and the consummation by Parent of the transactions contemplated by this Agreement will not, with or without notice or lapse of time, or both, conflict with or violate (a) any Law applicable to Parent or by which any of Parent’s property or assets is bound, (b) any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Parent or by which Parent’s property or assets are bound, (c) any Contract to which Parent is a party or by which Parent may be bound, except for violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to (x) in any material respect impair or adversely affect the ability of Parent to perform its obligations under this Agreement or (y) prevent or materially delay or adversely affect the consummation of the Merger, or (d) Parent’s certificate of incorporation or bylaws. The execution and delivery of this Agreement by Parent do not and will not require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (i) compliance with the applicable requirements of the Securities Act and the Exchange Act and (ii) compliance with any applicable international, federal or state securities or “blue sky” Laws.

4. Miscellaneous.

4.1 Term. Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate and cease to have any force or effect upon the earliest of (a) the Closing, (b) any termination of the Merger Agreement in accordance with its terms, (c) the delivery of written notice of termination of this Agreement by the Shareholder to Parent following a Company Adverse Recommendation Change, (d) the written agreement of the Shareholder and Parent to terminate this Agreement and

(e) the delivery of written notice of termination of this Agreement by the Shareholder to Parent following any Fundamental Amendment (the earliest date, the “Termination Date”). For purposes of this Agreement, “Fundamental Amendment” means the execution by the Company, Parent and Merger Sub of an amendment to, or waiver by the Company, Parent or Merger Sub of any provision of, the Merger Agreement that (i) reduces the cash component or the stock component of the Merger Consideration, (ii) changes the form of the Merger Consideration in any material respect, (iii) extends the Outside Date (other than as set forth in Section 7.1(b)(iv) of the Merger Agreement), (iv) changes the election rights of holders of Company Shares set forth in Article II of the Merger Agreement in any material respect, or (v) any amendment, waiver, or other modification to the Merger Agreement that is materially adverse to the Shareholder. If the Shareholder does not exercise the termination right described in clause (e) above within five (5) Business Days following the date the Shareholder is notified that such Fundamental Amendment is effected, then this Agreement shall continue in full force and effect. In no event shall the Shareholder have any personal liability for any damages resulting from a breach of this Agreement other than in connection with an intentional and willful breach of this Agreement by the Shareholder arising out of actions taken by the Shareholder that the Shareholder knew at such time to be in violation hereof.

4.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a beneficial owner of Shares; and (b) if the Shareholder is an individual, nothing herein will be construed to limit or affect the Shareholder or any Representative of the Shareholder, as applicable from (i) exercising the Shareholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries or (ii) otherwise taking any action or inaction in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

4.3 Amendment and Waiver. This Agreement may be amended by mutual agreement of the parties hereto and may not be amended except by an instrument in writing signed by both parties hereto. Subject to applicable Law, either party hereto may (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein, (c) waive compliance by the other party with any agreement contained herein or (d) waive any condition to which its obligations are subject. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. In the event that Parent agrees to any amendment, extension or waiver of the terms of this Agreement for the benefit of any other shareholder that has entered into a corresponding agreement with Parent, such amendment, extension or waiver shall automatically be deemed to apply to the Shareholder, mutatis mutandis.

4.4 Costs and Expenses. Each party shall each bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

4.5 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns. The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and permitted assigns, which shall include successors by operation of Law, such as by merger.

4.6 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, between the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and, as applicable, their respective heirs, legal representatives, successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except that Merger Sub shall be an express third-party beneficiary of this Agreement.

4.7 Assignments. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void.

4.8 Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.9 Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile or email, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

Kemper Corporation

One East Wacker Drive

Chicago, Illinois 60601

Attention: James J. McKinney, Chief Financial Officer

                 (jmckinney@kemper.com)

                 C. Thomas Evans, Jr., General Counsel

                 (tevans@kemper.com)

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:     Michael P. Goldman (mgoldman@sidley.com)

                     Brian J. Fahrney (bfahrney@sidley.com)

Facsimile:    (312) 853-7036

if to the Shareholder, to the Shareholder’s address set forth on the signature page hereto.

4.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Ohio, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Ohio.

4.11 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.12 Submission to Jurisdiction; Service of Process. Each of the parties irrevocably agrees that any Action with respect to this Agreement or the rights or obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement or the rights or obligations arising hereunder brought by the other party hereto or its successors or permitted assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.12, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 4.12, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties by this Agreement consents to service being made through the notice procedures set forth in Section 4.9 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 4.9 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.

4.13 Definitions. Capitalized terms used herein but not otherwise defined in the body of this Agreement shall have the respective meanings set forth in the Merger Agreement as in effect on the date hereof.

4.14 Relationship of Parties. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between the parties hereto except to the extent otherwise expressly stated herein or therein.

4.15 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.16 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

4.17 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or

“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein, and any statute referred to herein shall include the rules and regulations promulgated thereunder. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by both of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, Parent and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

KEMPER CORPORATION

By:
Name:
Title:

INFINITY PROPERTY AND CASUALTY CORPORATION:

(signature)

Name:
(please print full name)

Address:

[Signature Page to Voting and Support Agreement]